Exhibit 99.1

FOR IMMEDIATE RELEASE
ATTENTION: FINANCIAL AND BUSINESS EDITORS

Contact:	Scott A. Kingsley, President and CEO
Annette L. Burns, Executive Vice President and CFO
NBT Bancorp Inc.
52 South Broad Street
Norwich, NY 13815
607-337-6589

NBT BANCORP INC. ANNOUNCES THIRD QUARTER 2024 RESULTS AND DECLARES CASH DIVIDEND

NORWICH, NY (October 28, 2024) – NBT Bancorp Inc. (“NBT” or the “Company”) (NASDAQ: NBTB) reported net income and diluted earnings per share for the three and nine months ended September 30, 2024.

Net income for the three months ended September 30, 2024 was $38.1 million, or $0.80 per diluted common share, compared to $24.6 million, or $0.54 per diluted common share, for the three months ended September 30, 2023, and $32.7 million, or $0.69 per diluted common share, for the second quarter of 2024. Operating diluted earnings per share(1), a non-GAAP measure, which excludes acquisition expenses, acquisition-related provision for credit losses and unfunded loan commitments and securities gains (losses), net of tax, was $0.80 for the third quarter of 2024, compared to $0.84 for the third quarter of 2023 and $0.69 for the second quarter of 2024.

The Company completed the acquisition of Salisbury Bancorp, Inc. (“Salisbury”) on August 11, 2023, adding 13 banking offices, $1.18 billion in loans and $1.31 billion in deposits. The comparisons to the third quarter of 2023 are significantly impacted by the Salisbury acquisition.

CEO Comments

“Sequential growth in net interest income and margin for the second consecutive quarter as well as strong performance from our diverse mix of fee businesses drove NBT’s positive operating performance in the third quarter of 2024.” said NBT President and Chief Executive Officer Scott A. Kingsley. “In September, we entered into a definitive agreement to merge with Evans Bancorp, Inc. The greater Buffalo and Rochester communities served by Evans are a natural extension of NBT's footprint in Upstate New York, and our shared community banking values support our strategic rationale. We expect the merger to close in the second quarter of 2025, pending required approvals by regulatory agencies and Evans' shareholders.”

Third Quarter 2024 Financial Highlights

Net Income	◾	Net income was $38.1 million and diluted earnings per share was $0.80
Net Interest Income / NIM	◾	Net interest income on a fully taxable equivalent (“FTE”) basis was $102.3 million, up $4.5 million from the prior quarter(1)
	◾	Net interest margin (“NIM”) on an FTE basis was 3.27%(1), up 9 basis points (“bps”) from the prior quarter
	◾	Included in FTE net interest income was $2.7 million of acquisition-related net accretion, which was consistent with the second quarter of 2024
	◾	Earning asset yields of 5.01% were up 9 bps from the prior quarter
	◾	Total cost of funds of 1.85% was consistent with the prior quarter
Noninterest Income	◾	Noninterest income was at a record level of $45.3 million, or 30.8% of total revenues, excluding net securities gains (losses)
Loans and Credit Quality	◾	Period end total loans of $9.91 billion as of September 30, 2024, up $256.3 million, or 3.5% annualized, from December 31, 2023
	◾	Net charge-offs to average loans was 0.16% annualized
	◾	Nonperforming loans to total loans was 0.38%
	◾	Allowance for loan losses to total loans was 1.21%
Deposits	◾	Deposits were $11.59 billion as of September 30, 2024, up $619.3 million, or 5.6%, from December 31, 2023
	◾	Total cost of deposits was 1.72% for the third quarter of 2024, up 4 bps from the second quarter of 2024
	◾	Full cycle to-date deposit beta of 31%
	◾	Composition of total deposits is diverse and granular with over 563,000 accounts with an average per account balance of $20,560
Capital	◾	Stockholders’ equity was $1.52 billion as of September 30, 2024
	◾	Tangible book value per share(2) was $23.83 at September 30, 2024
	◾	Tangible equity to assets of 8.36%(1)
	◾	CET1 ratio of 11.86%; Leverage ratio of 10.29%

Loans

◾	Period end total loans were $9.91 billion at September 30, 2024, $9.85 billion at June 30, 2024 and $9.65 billion at December 31, 2023.
◾
Period end total loans increased $256.3 million from December 31, 2023. Total commercial loans increased $270.3 million to $5.25 billion; and total consumer loans decreased $13.9 million to $4.66 billion. Excluding the other consumer and residential solar portfolios that are in a planned run-off status, period end loans increased $384.4 million, or 6.0% annualized.

◾	Commercial line of credit utilization rate was 22% at September 30, 2024, compared to 23% at June 30, 2024 and 22% at September 30, 2023.

Deposits

◾
Total deposits at September 30, 2024 were $11.59 billion, compared to $11.27 billion at June 30, 2024 and compared to $10.97 billion at December 31, 2023. The $619.3 million increase in deposits from December 31, 2023 was primarily due to higher consumer deposit balances and accounts and the inflow of seasonal municipal deposits. The Company continued to experience some incremental migration from noninterest bearing and low interest checking and savings accounts into higher cost money market and time deposit instruments.

◾	The loan to deposit ratio was 85.5% at September 30, 2024, compared to 88.0% at December 31, 2023.

Net Interest Income and Net Interest Margin

◾
Net interest income for the third quarter of 2024 was $101.7 million, an increase of $4.5 million, or 4.6%, from the second quarter of 2024 and up $6.8 million, or 7.1%, from the third quarter of 2023. The increase in net interest income from the second quarter of 2024 resulted primarily from the increase in average loans and the interest earned on those balances combined with a more favorable funding mix, partially offset by the increase in the cost of deposits.

◾
The NIM on an FTE basis for the third quarter of 2024 was 3.27%, an increase of 9 bps from the second quarter of 2024. This increase was driven by higher average earning asset yields, an improved funding mix with lower average balances of short-term borrowings and an increase in the average balance of noninterest-bearing demand deposit accounts, partially offset by an increase in the cost of interest-bearing deposits. The NIM on an FTE basis increased 6 bps from the third quarter of 2023 due to higher earning asset yields, the impact of acquisition-related net accretion and lower average balances of short-term borrowings, partially offset by the increase in the cost of interest-bearing deposits.

◾
Earning asset yields for the three months ended September 30, 2024 increased 9 bps from the prior quarter to 5.01% and increased 38 bps from the same quarter in the prior year. Loan yields for the three months ended September 30, 2024 increased 11 bps from the prior quarter to 5.74% and increased 38 bps from the same quarter in the prior year. Average earning assets increased $79.2 million, or 0.6%, from the second quarter of 2024 due to organic loan growth. Average earning assets grew $644.2 million, or 5.5%, from the third quarter of 2023 due to organic loan growth and the Salisbury acquisition, completed in August 2023.

◾
Total cost of deposits, including noninterest bearing deposits, was 1.72% for the third quarter of 2024, an increase of 4 bps from the prior quarter and an increase of 54 bps from the same period in the prior year. For the month of September 2024, the total cost of deposits was 1.72%.

◾
Total cost of funds for the three months ended September 30, 2024 was 1.85%, consistent with the prior quarter and an increase of 35 bps from the third quarter of 2023. For the month of September 2024, the total cost of funds was 1.83%.

Asset Quality and Allowance for Loan Losses

◾
Net charge-offs to total average loans for the third quarter of 2024 was 16 bps compared to 15 bps in the prior quarter. Net charge-offs for the portfolios in a planned run-off status represented the majority of total net charge-offs for the quarter.

◾	Nonperforming assets to total assets was 0.27% which was consistent with the previous three quarter ends at 0.28%.
◾
Provision expense for the three months ended September 30, 2024 was $2.9 million, compared to $8.9 million for the second quarter of 2024. The decrease in provision expense from the prior quarter was primarily due to lower level of loan growth in the third quarter including the run-off of the other consumer and residential solar portfolios, the establishment of a specific reserve in the prior quarter and the stabilization of expected prepayment assumptions impacting the expected life of the loan portfolios. Included in the provision expense in the third quarter of 2023 was $8.8 million of acquisition-related provision for loan losses.

◾
The allowance for loan losses was $119.5 million, or 1.21% of total loans, at September 30, 2024, compared to $120.5 million, or 1.22% of total loans, at June 30, 2024 and $114.4 million, or 1.19% of total loans, at December 31, 2023.

◾
The reserve for unfunded loan commitments was $4.6 million at September 30, 2024, compared to $4.3 million at June 30, 2024 and $5.1 million at December 31, 2023. The provision for unfunded loan commitments in the third quarter of 2023 included $0.8 million of acquisition-related provision for unfunded loan commitments.

Noninterest Income

◾
Total noninterest income, excluding securities gains (losses), was $45.3 million for the three months ended September 30, 2024, up $2.0 million, or 4.6%, from the second quarter of 2024, and up $4.9 million, or 12.1%, from the third quarter of 2023.

◾
Retirement plan administration fees were consistent with the prior quarter and increased $1.8 million from the third quarter of 2023. The increase from the third quarter of 2023 was driven by organic growth and higher market levels.

◾
Wealth management fees increased $0.8 million from the prior quarter and were up $1.6 million from the third quarter of 2023. The increase from the prior quarter was driven by organic growth and seasonal activity-based fees. The increase from the third quarter of 2023 was driven by the addition of Salisbury revenues, organic growth and market performance.

◾	Insurance revenues increased $1.1 million from the prior quarter driven by seasonal renewals and increased $0.6 million from the prior year due to organic growth.

Noninterest Expense

◾
Total noninterest expense was $95.7 million for the third quarter of 2024, compared to $89.6 million for the second quarter of 2024 and $90.8 million for the third quarter of 2023. Excluding $0.5 million of acquisition expenses in the third quarter of 2024 and $7.9 million of acquisition expenses in the third quarter of 2023, total noninterest expense increased 6.3% compared to the previous quarter and increased 14.9% from the third quarter of 2023.

◾
Salaries and benefits increased 7.7% from the prior quarter driven by one additional payroll day and an increase in other benefits including higher levels of incentive compensation. The 21.1% increase from the third quarter of 2023 was driven by the impact of the Salisbury acquisition, merit pay increases, higher levels of incentive compensation, higher medical and other benefit costs.

◾	Technology and data services increased from the prior quarter primarily due to timing of planned initiatives and continued investment in digital platform solutions.
◾	Occupancy costs were consistent with the prior quarter and increased from the third quarter of 2023 driven by additional expenses related to the Salisbury acquisition.
◾
Professional fees and outside services were consistent with the prior quarter and increased from the third quarter of 2023 driven by additional expenses from the Salisbury acquisition and the timing of external services for several tactical and strategic initiatives.

◾
Amortization of intangible assets were consistent with the second quarter of 2024 and increased $0.5 million from the third quarter of 2023 primarily due to the amortization of intangible assets related to the Salisbury acquisition.

Income Taxes

◾	The effective tax rate was 21.9% for the third quarter of 2024 consistent with 22.0% in the second quarter of 2024 and down from 22.4% for the third quarter of 2023.

Capital

◾
Tangible common equity to tangible assets(1) was 8.36% at September 30, 2024. Tangible book value per share(2) was $23.83 at September 30, 2024, $22.54 at June 30, 2024 and $20.39 at September 30, 2023.

◾
Stockholders’ equity increased $96.3 million from December 31, 2023 driven by net income generation of $104.6 million and a $35.2 million decrease in accumulated other comprehensive loss driven by the change in the fair value of securities available for sale, partially offset by dividends declared of $46.2 million.

◾	September 30, 2024, CET1 capital ratio of 11.86%, leverage ratio of 10.29% and total risk-based capital ratio of 15.02%.

Dividend

◾
The Board of Directors approved a fourth-quarter cash dividend of $0.34 per share at a meeting held earlier today. The dividend represents a $0.02 per share, or 6.3%, increase over the dividend paid in the fourth quarter of 2023. This is the Company’s twelfth consecutive year of annual dividend increases. The dividend will be paid on December 16, 2024 to stockholders of record as of December 2, 2024.

Stock Repurchase

◾
The Company purchased 7,600 shares of its common stock during 2024 at an average price of $33.02 per share under its previously announced share repurchase program. The Company may repurchase shares of its common stock from time to time to mitigate the potential dilutive effects of stock-based incentive plans and other potential uses of common stock for corporate purposes. As of September 30, 2024, there were 1,992,400 shares available for repurchase under this plan.

Evans Bancorp, Inc. Merger

◾
On September 9, 2024, NBT announced that it had entered into an agreement to acquire Evans Bancorp, Inc. (“Evans”), an 18 branch community bank headquartered in Williamsville, NY, in an all stock transaction. Evans had assets of $2.26 billion, deposits of $1.89 billion and net loans of $1.74 billion as of June 30, 2024. The merger is expected to close in the second quarter of 2025, subject to the satisfaction of customary closing conditions, including approval by the shareholders of Evans and the receipt of required regulatory approvals.

Conference Call and Webcast

The Company will host a conference call at 10:00 a.m. (Eastern) Tuesday, October 29, 2024, to review the third quarter 2024 financial results. The audio webcast link, along with the corresponding presentation slides, will be available on the Company’s Event Calendar page at www.nbtbancorp.com/bn/presentations-events.html#events and will be archived for twelve months.

Corporate Overview

NBT Bancorp Inc. is a financial holding company headquartered in Norwich, NY, with total assets of $13.84 billion at September 30, 2024. The Company primarily operates through NBT Bank, N.A., a full-service community bank, and through two financial services companies. NBT Bank, N.A. has 155 banking locations in New York, Pennsylvania, Vermont, Massachusetts, New Hampshire, Maine and Connecticut. EPIC Retirement Plan Services, based in Rochester, NY, is a national benefits administration firm. NBT Insurance Agency, LLC, based in Norwich, NY, is a full-service insurance agency. More information about NBT and its divisions is available online at: www.nbtbancorp.com, www.nbtbank.com, www.epicrps.com and www.nbtbank.com/Insurance.

Forward-Looking Statements

This press release contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of phrases such as “anticipate,” “believe,” “expect,” “forecasts,” “projects,” “will,” “can,” “would,” “should,” “could,” “may,” or other similar terms. There are a number of factors, many of which are beyond the Company’s control, that could cause actual results to differ materially from those contemplated by the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) local, regional, national and international economic conditions, including actual or potential stress in the banking industry, and the impact they may have on the Company and its customers, and the Company’s assessment of that impact; (2) changes in the level of nonperforming assets and charge-offs; (3) changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; (4) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board (“FRB”); (5) inflation, interest rates, securities market and monetary fluctuations; (6) political instability; (7) acts of war, including international military conflicts, or terrorism; (8) the timely development and acceptance of new products and services and the perceived overall value of these products and services by users; (9) changes in consumer spending, borrowing and saving habits; (10) changes in the financial performance and/or condition of the Company’s borrowers; (11) technological changes; (12) acquisition and integration of acquired businesses; (13) governmental approvals of the Evans merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger; (14) the shareholders of Evans may fail to approve the merger; (15) the ability to increase market share and control expenses; (16) changes in the competitive environment among financial holding companies; (17) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which the Company and its subsidiaries must comply, including those under the Dodd-Frank Act, and the Economic Growth, Regulatory Relief, and Consumer Protection Act of 2018; (18) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; (19) changes in the Company’s organization, compensation and benefit plans; (20) the costs and effects of legal and regulatory developments, including the resolution of legal proceedings or regulatory or other governmental inquiries, and the results of regulatory examinations or reviews; (21) greater than expected costs or difficulties related to the integration of new products and lines of business; and (22) the Company’s success at managing the risks involved in the foregoing items.

The Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made, and advises readers that various factors, including, but not limited to, those described above and other factors discussed in the Company’s annual and quarterly reports previously filed with the SEC, could affect the Company’s financial performance and could cause the Company’s actual results or circumstances for future periods to differ materially from those anticipated or projected.

Unless required by law, the Company does not undertake, and specifically disclaims any obligations to, publicly release any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Non-GAAP Measures

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Where non-GAAP disclosures are used in this press release, the comparable GAAP measure, as well as a reconciliation to the comparable GAAP measure, is provided in the accompanying tables. Management believes that these non-GAAP measures provide useful information that is important to an understanding of the results of the Company’s core business as well as provide information standard in the financial institution industry. Non-GAAP measures should not be considered a substitute for financial measures determined in accordance with GAAP and investors should consider the Company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Amounts previously reported in the consolidated financial statements are reclassified whenever necessary to conform to current period presentation.

NBT Bancorp Inc. and Subsidiaries
Selected Financial Data
(unaudited, dollars in thousands except per share data)

	2024			2023
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Profitability (reported)
Diluted earnings per share	$0.80	$0.69	$0.71	$0.64	$0.54
Weighted average diluted common shares outstanding	47,473,417	47,382,814	47,370,145	47,356,899	45,398,937
Return on average assets(3)	1.12%	0.98%	1.02%	0.89%	0.76%
Return on average equity(3)	10.21%	9.12%	9.52%	8.79%	7.48%
Return on average tangible common equity(1)(3)	14.54%	13.23%	13.87%	13.08%	10.73%
Net interest margin(1)(3)	3.27%	3.18%	3.14%	3.15%	3.21%

	9 Months Ended September 30,
	2024	2023
Profitability (reported)
Diluted earnings per share	$2.21	$2.01
Weighted average diluted common shares outstanding	47,409,906	43,896,042
Return on average assets(3)	1.04%	0.97%
Return on average equity(3)	9.62%	9.54%
Return on average tangible common equity(1)(3)	13.89%	13.00%
Net interest margin(1)(3)	3.20%	3.34%

	2024			2023
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Profitability (operating)
Diluted earnings per share(1)	$0.80	$0.69	$0.68	$0.72	$0.84
Return on average assets(1)(3)	1.12%	0.98%	0.97%	0.99%	1.19%
Return on average equity(1)(3)	10.23%	9.14%	9.04%	9.79%	11.65%
Return on average tangible common equity(1)(3)	14.56%	13.26%	13.20%	14.49%	16.43%

	9 Months Ended September 30,
	2024	2023
Profitability (operating)
Diluted earnings per share(1)	$2.17	$2.53
Return on average assets(1)(3)	1.03%	1.22%
Return on average equity(1)(3)	9.48%	11.98%
Return on average tangible common equity(1)(3)	13.69%	16.25%

	2024			2023
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Balance sheet data
Short-term interest-bearing accounts	$231,671	$35,207	$156,632	$31,378	$459,296
Securities available for sale	1,509,338	1,439,445	1,418,471	1,430,858	1,399,032
Securities held to maturity	854,941	878,909	890,863	905,267	914,520
Net loans	9,787,541	9,733,847	9,572,777	9,536,313	9,552,774
Total assets	13,839,552	13,501,909	13,439,199	13,309,040	13,827,628
Total deposits	11,588,278	11,271,459	11,195,289	10,968,994	11,401,452
Total borrowings	456,666	476,082	518,190	637,387	740,603
Total liabilities	12,317,572	12,039,954	11,997,784	11,883,349	12,464,807
Stockholders' equity	1,521,980	1,461,955	1,441,415	1,425,691	1,362,821

Capital
Equity to assets	11.00%	10.83%	10.73%	10.71%	9.86%
Tangible equity ratio(1)	8.36%	8.11%	7.98%	7.93%	7.15%
Book value per share	$32.26	$31.00	$30.57	$30.26	$28.94
Tangible book value per share(2)	$23.83	$22.54	$22.07	$21.72	$20.39
Leverage ratio	10.29%	10.16%	10.09%	9.71%	10.23%
Common equity tier 1 capital ratio	11.86%	11.70%	11.68%	11.57%	11.31%
Tier 1 capital ratio	12.77%	12.61%	12.61%	12.50%	12.23%
Total risk-based capital ratio	15.02%	14.88%	14.87%	14.75%	14.45%
Common stock price (end of period)	$44.23	$38.60	$36.68	$41.91	$31.69

NBT Bancorp Inc. and Subsidiaries
Asset Quality and Consolidated Loan Balances
(unaudited, dollars in thousands)

	2024			2023
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Asset quality
Nonaccrual loans	$33,338	$34,755	$35,189	$34,213	$20,736
90 days past due and still accruing	3,981	3,333	2,600	3,661	3,528
Total nonperforming loans	37,319	38,088	37,789	37,874	24,264
Other real estate owned	127	74	-	-	-
Total nonperforming assets	37,446	38,162	37,789	37,874	24,264
Allowance for loan losses	119,500	120,500	115,300	114,400	114,601

Asset quality ratios
Allowance for loan losses to total loans	1.21%	1.22%	1.19%	1.19%	1.19%
Total nonperforming loans to total loans	0.38%	0.39%	0.39%	0.39%	0.25%
Total nonperforming assets to total assets	0.27%	0.28%	0.28%	0.28%	0.18%
Allowance for loan losses to total nonperforming loans	320.21%	316.37%	305.12%	302.05%	472.31%
Past due loans to total loans(4)	0.36%	0.30%	0.33%	0.32%	0.49%
Net charge-offs to average loans(3)	0.16%	0.15%	0.19%	0.22%	0.18%

	2024			2023
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Loan net charge-offs by line of business
Commercial	$807	$(8)	$772	$1,107	$(344)
Residential real estate and home equity	(64)	(76)	(32)	11	(75)
Indirect auto	725	747	665	399	451
Residential solar	1,599	1,610	1,211	1,081	1,253
Other consumer	853	1,426	2,063	2,729	2,919
Total loan net charge-offs	$3,920	$3,699	$4,679	$5,327	$4,204

	2024			2023
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Allowance for loan losses as a percentage of loans by segment
Commercial & industrial	0.73%	0.76%	0.79%	0.84%	0.87%
Commercial real estate	1.01%	1.00%	0.97%	0.99%	1.00%
Residential real estate	1.00%	0.98%	0.89%	0.84%	0.79%
Auto	0.83%	0.85%	0.81%	0.83%	0.82%
Residential solar	3.70%	3.76%	3.58%	3.28%	3.19%
Other consumer	3.51%	4.09%	4.24%	4.70%	5.23%
Total	1.21%	1.22%	1.19%	1.19%	1.19%

	2024			2023
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Loans by line of business
Commercial & industrial	$1,458,926	$1,397,935	$1,353,446	$1,354,248	$1,424,579
Commercial real estate	3,792,498	3,784,214	3,646,739	3,626,910	3,575,595
Residential real estate	2,143,766	2,134,875	2,133,289	2,125,804	2,111,670
Home equity	328,687	326,556	328,673	337,214	340,777
Indirect auto	1,235,175	1,225,786	1,190,734	1,130,132	1,099,558
Residential solar	839,659	861,883	896,147	917,755	934,082
Other consumer	108,330	123,098	139,049	158,650	181,114
Total loans	$9,907,041	$9,854,347	$9,688,077	$9,650,713	$9,667,375

NBT Bancorp Inc. and Subsidiaries
Consolidated Balance Sheets
(unaudited, in thousands)

	September 30,	December 31,
	2024	2023
Assets
Cash and due from banks	$250,788	$173,811
Short-term interest-bearing accounts	231,671	31,378
Equity securities, at fair value	41,974	37,591
Securities available for sale, at fair value	1,509,338	1,430,858
Securities held to maturity (fair value $781,868 and $814,524, respectively)	854,941	905,267
Federal Reserve and Federal Home Loan Bank stock	37,732	45,861
Loans held for sale	3,713	3,371
Loans	9,907,041	9,650,713
Less allowance for loan losses	119,500	114,400
Net loans	$9,787,541	$9,536,313
Premises and equipment, net	80,133	80,675
Goodwill	362,010	361,851
Intangible assets, net	35,843	40,443
Bank owned life insurance	271,178	265,732
Other assets	372,690	395,889
Total assets	$13,839,552	$13,309,040

Liabilities and stockholders' equity
Demand (noninterest bearing)	$3,476,218	$3,413,829
Savings, NOW and money market	6,678,936	6,230,456
Time	1,433,124	1,324,709
Total deposits	$11,588,278	$10,968,994
Short-term borrowings	204,959	386,651
Long-term debt	29,682	29,796
Subordinated debt, net	120,829	119,744
Junior subordinated debt	101,196	101,196
Other liabilities	272,628	276,968
Total liabilities	$12,317,572	$11,883,349

Total stockholders' equity	$1,521,980	$1,425,691

Total liabilities and stockholders' equity	$13,839,552	$13,309,040

NBT Bancorp Inc. and Subsidiaries
Consolidated Statements of Income
(unaudited, in thousands except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Interest, fee and dividend income
Interest and fees on loans	$141,991	$122,097	$411,743	$329,931
Securities available for sale	7,815	7,495	22,501	22,604
Securities held to maturity	5,042	5,281	15,535	15,307
Other	1,382	2,221	4,154	4,033
Total interest, fee and dividend income	$156,230	$137,094	$453,933	$371,875
Interest expense
Deposits	$49,106	$30,758	$140,133	$61,888
Short-term borrowings	1,431	7,612	7,751	20,657
Long-term debt	292	294	873	631
Subordinated debt	1,810	1,612	5,416	4,281
Junior subordinated debt	1,922	1,923	5,743	5,372
Total interest expense	$54,561	$42,199	$159,916	$92,829
Net interest income	$101,669	$94,895	$294,017	$279,046
Provision for loan losses	2,920	3,883	17,398	11,398
Provision for loan losses - acquisition day 1 non-PCD	-	8,750	-	8,750
Total provision for loan losses	$2,920	$12,633	$17,398	$20,148
Net interest income after provision for loan losses	$98,749	$82,262	$276,619	$258,898
Noninterest income
Service charges on deposit accounts	$4,340	$3,979	$12,676	$11,260
Card services income	5,897	5,503	16,679	15,469
Retirement plan administration fees	14,578	12,798	43,663	35,995
Wealth management	10,929	9,297	30,799	25,611
Insurance services	4,913	4,361	13,149	12,008
Bank owned life insurance income	1,868	1,568	6,054	4,974
Net securities gains (losses)	476	(183)	2,567	(9,822)
Other	2,773	2,913	8,811	8,195
Total noninterest income	$45,774	$40,236	$134,398	$103,690
Noninterest expense
Salaries and employee benefits	$59,641	$49,248	$170,738	$144,237
Technology and data services	9,920	9,677	28,919	27,989
Occupancy	7,754	7,090	23,523	21,233
Professional fees and outside services	4,871	4,149	14,289	12,486
Amortization of intangible assets	2,062	1,609	6,363	2,603
Reserve for unfunded loan commitments	250	460	(580)	(270)
Acquisition expenses	543	7,917	543	9,724
Other	10,704	10,647	33,311	30,911
Total noninterest expense	$95,745	$90,797	$277,106	$248,913
Income before income tax expense	$48,778	$31,701	$133,911	$113,675
Income tax expense	10,681	7,095	29,275	25,339
Net income	$38,097	$24,606	$104,636	$88,336
Earnings Per Share
Basic	$0.81	$0.54	$2.22	$2.02
Diluted	$0.80	$0.54	$2.21	$2.01

NBT Bancorp Inc. and Subsidiaries
Quarterly Consolidated Statements of Income
(unaudited, in thousands except per share data)

	2024			2023
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Interest, fee and dividend income
Interest and fees on loans	$141,991	$136,606	$133,146	$132,738	$122,097
Securities available for sale	7,815	7,562	7,124	7,208	7,495
Securities held to maturity	5,042	5,190	5,303	5,374	5,281
Other	1,382	1,408	1,364	5,594	2,221
Total interest, fee and dividend income	$156,230	$150,766	$146,937	$150,914	$137,094
Interest expense
Deposits	$49,106	$46,688	$44,339	$42,753	$30,758
Short-term borrowings	1,431	2,899	3,421	4,951	7,612
Long-term debt	292	291	290	294	294
Subordinated debt	1,810	1,806	1,800	1,795	1,612
Junior subordinated debt	1,922	1,908	1,913	1,948	1,923
Total interest expense	$54,561	$53,592	$51,763	$51,741	$42,199
Net interest income	$101,669	$97,174	$95,174	$99,173	$94,895
Provision for loan losses	$2,920	$8,899	$5,579	$5,126	$3,883
Provision for loan losses - acquisition day 1 non-PCD	-	-	-	-	8,750
Total provision for loan losses	$2,920	$8,899	$5,579	$5,126	$12,633
Net interest income after provision for loan losses	$98,749	$88,275	$89,595	$94,047	$82,262
Noninterest income
Service charges on deposit accounts	$4,340	$4,219	$4,117	$4,165	$3,979
Card services income	5,897	5,587	5,195	5,360	5,503
Retirement plan administration fees	14,578	14,798	14,287	11,226	12,798
Wealth management	10,929	10,173	9,697	9,152	9,297
Insurance services	4,913	3,848	4,388	3,659	4,361
Bank owned life insurance income	1,868	1,834	2,352	1,776	1,568
Net securities gains (losses)	476	(92)	2,183	507	(183)
Other	2,773	2,865	3,173	2,643	2,913
Total noninterest income	$45,774	$43,232	$45,392	$38,488	$40,236
Noninterest expense
Salaries and employee benefits	$59,641	$55,393	$55,704	$50,013	$49,248
Technology and data services	9,920	9,249	9,750	10,174	9,677
Occupancy	7,754	7,671	8,098	7,175	7,090
Professional fees and outside services	4,871	4,565	4,853	5,115	4,149
Amortization of intangible assets	2,062	2,133	2,168	2,131	1,609
Reserve for unfunded loan commitments	250	(380)	(450)	300	460
Impairment of a minority interest equity investment	-	-	-	4,750	-
Acquisition expenses	543	-	-	254	7,917
Other	10,704	10,957	11,650	12,839	10,647
Total noninterest expense	$95,745	$89,588	$91,773	$92,751	$90,797
Income before income tax expense	$48,778	$41,919	$43,214	$39,784	$31,701
Income tax expense	10,681	9,203	9,391	9,338	7,095
Net income	$38,097	$32,716	$33,823	$30,446	$24,606
Earnings Per Share
Basic	$0.81	$0.69	$0.72	$0.65	$0.54
Diluted	$0.80	$0.69	$0.71	$0.64	$0.54

NBT Bancorp Inc. and Subsidiaries
Average Quarterly Balance Sheets
(unaudited, dollars in thousands)

	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates
	Q3 - 2024		Q2 - 2024		Q1 - 2024		Q4 - 2023		Q3 - 2023
Assets
Short-term interest-bearing accounts	$62,210	4.87%	$48,861	5.48%	$47,972	4.48%	$319,907	5.59%	$121,384	4.26%
Securities taxable(1)	2,266,930	1.99%	2,280,767	1.97%	2,278,029	1.91%	2,310,409	1.88%	2,364,809	1.90%
Securities tax-exempt(1)(5)	217,251	3.47%	226,032	3.56%	230,468	3.58%	232,575	3.51%	219,427	3.34%
FRB and FHLB stock	35,395	6.97%	40,283	7.41%	42,296	7.89%	47,994	8.98%	53,841	6.76%
Loans(1)(6)	9,865,412	5.74%	9,772,014	5.63%	9,674,892	5.54%	9,653,191	5.47%	9,043,582	5.36%
Total interest-earning assets	$12,447,198	5.01%	$12,367,957	4.92%	$12,273,657	4.84%	$12,564,076	4.79%	$11,803,043	4.63%
Other assets	1,072,277		1,064,487		1,055,386		1,052,024		968,220
Total assets	$13,519,475		$13,432,444		$13,329,043		$13,616,100		$12,771,263
Liabilities and stockholders' equity
Money market deposit accounts	$3,342,845	3.68%	$3,254,252	3.65%	$3,129,160	3.56%	$3,045,531	3.43%	$2,422,451	2.91%
NOW deposit accounts	1,600,547	0.87%	1,603,695	0.78%	1,600,288	0.75%	1,645,401	0.80%	1,513,420	0.57%
Savings deposits	1,566,316	0.05%	1,586,753	0.05%	1,607,659	0.04%	1,666,915	0.04%	1,707,094	0.04%
Time deposits	1,442,424	4.00%	1,391,062	4.00%	1,352,559	4.00%	1,343,548	3.81%	1,178,352	3.60%
Total interest-bearing deposits	$7,952,132	2.46%	$7,835,762	2.40%	$7,689,666	2.32%	$7,701,395	2.20%	$6,821,317	1.79%
Federal funds purchased	2,609	5.34%	29,945	5.56%	19,769	5.53%	217	5.48%	6,033	5.39%
Repurchase agreements	98,035	2.80%	86,405	1.55%	82,419	1.55%	82,387	1.59%	71,516	1.40%
Short-term borrowings	48,875	5.74%	155,159	5.58%	213,390	5.34%	345,250	5.31%	540,380	5.34%
Long-term debt	29,696	3.91%	29,734	3.94%	29,772	3.92%	29,809	3.91%	29,800	3.91%
Subordinated debt, net	120,594	5.97%	120,239	6.04%	119,873	6.04%	119,531	5.96%	109,160	5.86%
Junior subordinated debt	101,196	7.56%	101,196	7.58%	101,196	7.60%	101,196	7.64%	101,196	7.54%
Total interest-bearing liabilities	$8,353,137	2.60%	$8,358,440	2.58%	$8,256,085	2.52%	$8,379,785	2.45%	$7,679,402	2.18%
Demand deposits	3,389,894		3,323,906		3,356,607		3,535,815		3,498,424
Other liabilities	292,446		306,747		286,749		326,857		287,751
Stockholders' equity	1,483,998		1,443,351		1,429,602		1,373,643		1,305,686
Total liabilities and stockholders' equity	$13,519,475		$13,432,444		$13,329,043		$13,616,100		$12,771,263
Interest rate spread		2.41%		2.34%		2.32%		2.34%		2.45%
Net interest margin (FTE)(1)		3.27%		3.18%		3.14%		3.15%		3.21%

NBT Bancorp Inc. and Subsidiaries
Average Year-to-Date Balance Sheets
(unaudited, dollars in thousands)

	Average		Yield/	Average		Yield/
	Balance	Interest	Rates	Balance	Interest	Rates
Nine Months Ended September 30,	2024			2023
Assets
Short-term interest-bearing accounts	$53,048	$1,963	4.94%	$61,677	$1,751	3.80%
Securities taxable(1)	2,275,212	33,336	1.96%	2,400,237	34,218	1.91%
Securities tax-exempt(1)(5)	224,557	5,950	3.54%	207,812	4,675	3.01%
FRB and FHLB stock	39,310	2,191	7.45%	48,860	2,282	6.24%
Loans(1)(6)	9,771,118	412,448	5.64%	8,516,793	330,314	5.19%
Total interest-earning assets	$12,363,245	$455,888	4.93%	$11,235,379	$373,240	4.44%
Other assets	1,064,080			880,655
Total assets	$13,427,325			$12,116,034
Liabilities and stockholders' equity
Money market deposit accounts	$3,242,453	$88,185	3.63%	$2,207,126	$36,107	2.19%
NOW deposit accounts	1,601,507	9,630	0.80%	1,525,089	4,989	0.44%
Savings deposits	1,586,834	541	0.05%	1,732,205	462	0.04%
Time deposits	1,395,520	41,777	4.00%	893,407	20,330	3.04%
Total interest-bearing deposits	$7,826,314	$140,133	2.39%	$6,357,827	$61,888	1.30%
Federal funds purchased	17,387	721	5.54%	32,784	1,266	5.16%
Repurchase agreements	88,986	1,340	2.01%	66,162	416	0.84%
Short-term borrowings	138,812	5,690	5.48%	485,804	18,975	5.22%
Long-term debt	29,734	873	3.92%	22,373	631	3.77%
Subordinated debt, net	120,237	5,416	6.02%	101,114	4,281	5.66%
Junior subordinated debt	101,196	5,743	7.58%	101,196	5,372	7.10%
Total interest-bearing liabilities	$8,322,666	$159,916	2.57%	$7,167,260	$92,829	1.73%
Demand deposits	3,356,923			3,439,275
Other liabilities	295,303			271,307
Stockholders' equity	1,452,433			1,238,192
Total liabilities and stockholders' equity	$13,427,325			$12,116,034
Net interest income (FTE)(1)		$295,972			$280,411
Interest rate spread			2.36%			2.71%
Net interest margin (FTE)(1)			3.20%			3.34%
Taxable equivalent adjustment		$1,955			$1,365
Net interest income		$294,017			$279,046

(1)	The following tables provide the Non-GAAP reconciliations for the Non-GAAP measures contained in this release:

Non-GAAP measures
(unaudited, dollars in thousands except per share data)

	2024			2023
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Operating net income
Net income	$38,097	$32,716	$33,823	$30,446	$24,606
Acquisition expenses	543	-	-	254	7,917
Acquisition-related provision for credit losses	-	-	-	-	8,750
Acquisition-related reserve for unfunded loan commitments	-	-	-	-	836
Impairment of a minority interest equity investment	-	-	-	4,750	-
Securities (gains) losses	(476)	92	(2,183)	(507)	183
Adjustments to net income	$67	$92	$(2,183)	$4,497	$17,686
Adjustments to net income (net of tax)	$52	$72	$(1,703)	$3,435	$13,730
Operating net income	$38,149	$32,788	$32,120	$33,881	$38,336
Operating diluted earnings per share	$0.80	$0.69	$0.68	$0.72	$0.84

	9 Months Ended September 30,
	2024	2023
Operating net income
Net income	$104,636	$88,336
Acquisition expenses	543	9,724
Acquisition-related provision for credit losses	-	8,750
Acquisition-related reserve for unfunded loan commitments	-	836
Securities (gains) losses	(2,567)	9,822
Adjustments to net income	$(2,024)	$29,132
Adjustments to net income (net of tax)	$(1,579)	$22,577
Operating net income	$103,057	$110,913
Operating diluted earnings per share	$2.17	$2.53

	2024			2023
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
FTE adjustment
Net interest income	$101,669	$97,174	$95,174	$99,173	$94,895
Add: FTE adjustment	639	658	658	669	568
Net interest income (FTE)	$102,308	$97,832	$95,832	$99,842	$95,463
Average earning assets	$12,447,198	$12,367,957	$12,273,657	$12,564,076	$11,803,043
Net interest margin (FTE)(3)	3.27%	3.18%	3.14%	3.15%	3.21%

	9 Months Ended September 30,
	2024	2023
FTE adjustment
Net interest income	$294,017	$279,046
Add: FTE adjustment	1,955	1,365
Net interest income (FTE)	$295,972	$280,411
Average earning assets	$12,363,245	$11,235,379
Net interest margin (FTE)(3)	3.20%	3.34%

Interest income for tax-exempt securities and loans have been adjusted to an FTE basis using the statutory Federal income tax rate of 21%.

(1)	The following tables provide the Non-GAAP reconciliations for the Non-GAAP measures contained in this release:

Non-GAAP measures (continued)
(unaudited, dollars in thousands)

	2024			2023
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Tangible equity to tangible assets
Total equity	$1,521,980	$1,461,955	$1,441,415	$1,425,691	$1,362,821
Intangible assets	397,853	398,686	400,819	402,294	402,745
Total assets	$13,839,552	$13,501,909	$13,439,199	$13,309,040	$13,827,628
Tangible equity to tangible assets	8.36%	8.11%	7.98%	7.93%	7.15%

	2024			2023
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Return on average tangible common equity
Net income	$38,097	$32,716	$33,823	$30,446	$24,606
Amortization of intangible assets (net of tax)	1,547	1,600	1,626	1,599	1,206
Net income, excluding intangibles amortization	$39,644	$34,316	$35,449	$32,045	$25,812

Average stockholders' equity	$1,483,998	$1,443,351	$1,429,602	$1,373,643	$1,305,686
Less: average goodwill and other intangibles	399,113	399,968	401,756	401,978	350,912
Average tangible common equity	$1,084,885	$1,043,383	$1,027,846	$971,665	$954,774
Return on average tangible common equity(3)	14.54%	13.23%	13.87%	13.08%	10.73%

	9 Months Ended September 30,
	2024	2023
Return on average tangible common equity
Net income	$104,636	$88,336
Amortization of intangible assets (net of tax)	4,772	1,952
Net income, excluding intangibles amortization	$109,408	$90,288

Average stockholders' equity	$1,452,433	$1,238,192
Less: average goodwill and other intangibles	400,275	309,309
Average tangible common equity	$1,052,158	$928,883
Return on average tangible common equity(3)	13.89%	13.00%

(2)	Non-GAAP measure - Stockholders' equity less goodwill and intangible assets divided by common shares outstanding.
(3)	Annualized.
(4)	Total past due loans, defined as loans 30 days or more past due and in an accrual status.
(5)	Securities are shown at average amortized cost.
(6)	For purposes of these computations, nonaccrual loans and loans held for sale are included in the average loan balances outstanding.